ADDvantage Technologies Group, Inc.
                                 1221 East Houston
                             Broken Arrow, Oklahoma 74012

                              NOTICE OF ANNUAL MEETING

     Date:   Tuesday, March 7, 2006

     Time:   10:00 a.m.

     Place: Corporate Office of ADDvantage Technologies Group, Inc. 1221 East Houston
             Broken Arrow, Oklahoma  74012

Matters to be voted on:
   1. Election of five directors.

   2. Ratification of the appointment of Hogan & Slovacek as our independent auditors for 2006.

   3. Any other business properly brought before the shareholders at the meeting.


                                           By Order of the Board of Directors,


                                           James W. Brown, Secretary
February 10, 2006

                                       CONTENTS
                                                                          Page
                                                                          ----
     General Information About Voting                                       2
     Identification of Officers                                             3
     Security Ownership of Certain Beneficial Owners and Management         3
      and Related Stockholder Matters
     Equity Compensation Plan Information                                   5
     Proposal No. 1:  Election of Directors                                 5
     Certain Relationships and Related Party Transactions                  10
     Section 16(a) Beneficial Ownership Reporting Compliance               11
     Compensation of Directors and Executive Officers                      12
     Summary Compensation Table                                            12
     Shareholder Return Performance Graph                                  14
     Proposal No. 2:  Ratification of Independent Auditors                 15
     Shareholder Proposals for 2007 Annual Meeting                         17
     Other Matters                                                         17


                           PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement is first being sent to shareholders on or about
February 11, 2006. Please note that our annual report accompanies this mailing of the proxy statement.

                     ADDvantage Technologies Group, Inc.
                            1221 East Houston
                        Broken Arrow, Oklahoma 74012

                   PROXY STATEMENT FOR 2006 ANNUAL MEETING

                      GENERAL INFORMATION ABOUT VOTING


Who can vote?                               Although we encourage you to
  You can vote your shares of common      complete and return the proxy card to
stock if our records show that you        ensure that your vote is counted, you
owned the shares on January 17, 2006.     can attend the annual meeting and
A total of 10,128,747 shares of common    vote your shares in person.
stock can vote at the annual meeting.
You get one vote for each share of          If your shares are held in the name
common stock.  We do not recognize        of your broker, a bank, or other
cumulative voting for the election of     nominee, that party should give
our directors.  The enclosed proxy        you instructions for voting your
card shows the number of shares you       shares.
can vote.
                                          How are votes counted?
How do I vote by proxy?                    We will hold the annual meeting if
  Follow the instructions on the          holders of a majority of the shares
enclosed proxy card to vote on each       of common stock entitled to vote
proposal to be considered at the annual   either sign and return their proxy
meeting.  Sign and date the proxy card    cards or attend the meeting.  If
and mail it back to us in the enclosed    you sign and return your proxy card,
envelope.  The proxyholders named on      your shares will be counted to
the proxy card will vote your shares      determine whether we have a quorum
as you instruct.  If you sign and         even if you abstain or fail to vote
return the proxy card but do not vote     on any of the proposals listed on
on a proposal, the proxyholders will      the proxy card.  Votes will be
vote for you on that proposal.  Unless    tabulated by an inspector of election
you instruct otherwise, the               appointed by our board of directors.
proxyholders will vote for each of the    Abstentions from voting, which you
five directors and for the ratification   may specify on the ratification of
of Hogan & Slovacek as Independent        the appointment of Hogan & Slovacek
auditors.                                 as independent auditors, will have
                                          the effect of a negative vote.
What if other matters come up at the
annual meeting?
  The matters described in this proxy     If your shares are held in the name
statement are the only matters we         of a nominee, and you do not tell the
know will be voted on at the annual       nominee how to vote your shares
meeting.  If other matters are            (so-called "broker nonvotes"), the
properly presented at the meeting,        nominee may vote them on the
the proxyholders will vote your shares    proposals to elect directors and to
as they see fit.                          ratify the appointment of Hogan &
                                          Slovacek as our independent auditors.
                                          Additionally, broker nonvotes will be
Can I change my vote after I return       counted as present to determine if a
my proxy card?                            quorum exists.
  Yes.  At any time before the vote on
a proposal, you can change your vote
either by giving our secretary a          Who pays for this proxy solicitation?
written notice revoking your proxy          The accompanying proxy is solicited
card or by signing, dating and            by and on behalf of our board of
returning to us a new proxy card.  We     directors, and the entire cost will
will honor the proxy card with the        be paid by us.  In addition to
latest date.  Attendance at the annual    sending you these materials, some of
meeting will not, by itself, revoke       our employees may contact you by
your proxy card.                          telephone, by mail or in person.
                                          None of these employees will receive
Can I vote in person at the annual        any extra compensation for doing
meeting rather than by completing         this, but they may be reimbursed for
the proxy card?                           their out-of-pocket expenses incurred
                                          while assisting us in soliciting your
                                          proxy.

                          IDENTIFICATION OF OFFICERS

     We have three executive officers. Our officers are elected by our board of directors and serve at the pleasure of the board.

David E. Chymiak

     Biographical information for Mr. Chymiak, the Chairman of our board since 1999, is set forth below in Proposal No. 1, Election of Directors.

Kenneth A. Chymiak

     Biographical information for Mr. Chymiak, our President and Chief Executive Officer since 1999, is set forth below in Proposal No. 1, Election of Directors.

James W. Brown

James W. Brown, 57, has been our vice president of operations since
August 17, 2005 and secretary since October 18, 2005. From 2000 until 2005, Mr. Brown served as an independent consultant to a number of companies involved in manufacturing as well as the installation of telecommunications equipment. From 1997 to October 1999, Mr. Brown was Chief Financial Officer and Controller for Flow Tech, a manufacturer of high-performance automotive aftermarket exhaust systems, in Tempe, Arizona. Mr. Brown is a CPA and was certified in the State of Oklahoma in 1976.




                      SECURITY OWNERSHIP OF CERTAIN
     BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table shows the number of shares of common stock or preferred stock beneficially owned (as of January 17, 2006) by:

  * each person known by us who beneficially owns more than 5% of any class of our voting stock;

  * each director and nominee for director;

  * each executive officer named in the Summary Compensation Table on page 10; and

  * our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

                            Beneficial Ownership
                            --------------------

                                                         Number of
                            Number of                    Shares of
                            Shares of                     Series B
                             Common                      Preferred
                             Stock       Percent           Stock       Percent
Name and Address of       Beneficially     of           Beneficially      of
 Beneficial Owner          Owned (1)     Class (1)          Owned        Class
 ----------------          ---------     ---------          -----        -----
David E. Chymiak          2,861,038 (2)    28.2%           150,000       50.0%
1221 E. Houston
Broken Arrow, OK 74012

Kenneth A. Chymiak        2,477,138 (2)(5) 24.4%           150,000(7)    50.0%
1221 E. Houston
Broken Arrow, OK 74012

Susan Chymiak             2,477,138 (2)(6) 24.4%           150,000(8)    50.0%
1221 E. Houston
Broken Arrow, OK 74012

Stephen J. Tyde              27,000 (3)        *               -0-         -0-
1900 Sandwedge Place
Wilmington, NC 28405


Freddie H. Gibson            10,000 (2)        *               -0-         -0-
8008 S. Erie Avenue
Tulsa, OK 74136

Henry F. McCabe              10,000 (4)        *               -0-         -0-
7225 S. 85th E. Avenue
Tulsa, OK 74133

All Executive Officers    5,385,176 (9)     52.9%          300,000        100%
and Directors as a group
(5 persons)

_____________________________
*  Less than one percent.


(1) Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table or the percentage ownership of all officers and directors as a group.

(2) Includes 10,000 shares subject to stock options which are fully exercisable.

(3) Includes 7,000 shares subject to stock options which are fully exercisable.

(4) Includes 5,000 shares subject to stock options which are fully exercisable.

(5) Of the shares beneficially owned by Mr. Chymiak, 671,138 are held of record by him as trustee of the Ken Chymiak Revocable Trust and 1,796,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust. Mr. Chymiak has sole voting and investment power over those shares held of record by him. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(6) Of the shares beneficially owned by Ms. Chymiak, 1,796,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust and 671,138 are held of record by her spouse, Kenneth A. Chymiak as trustee of the Ken Chymiak Revocable Trust. Ms. Chymiak has sole voting and investment power over those shares held of record by her. Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(7) Of the shares beneficially owned by Mr. Chymiak, 75,000 are held of record by him as trustee of the Ken Chymiak Revocable Trust and 75,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(8) Of the shares beneficially owned by Ms. Chymiak, 75,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust and 75,000 are held of record by her spouse, Kenneth A. Chymiak as trustee of the Ken Chymiak Revocable Trust. Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(9) Includes 42,000 shares subject to stock options which are fully exercisable.

                        Equity Compensation Plan Information

                                                         Number of securities
                                                        remaining available for
                                                         future issuance under
                Number of securities  Weighted-average    equity compensation
                 to be issued upon   exerciser price of    plans (excluding
                exercise of out-    outstanding options, securities reflected
                standing options,    warrants and rights     column (a))
Plan Category   warrants & rights
                       (a)                  (b)                  (c)


Equity
Compensation plans
approved by          144,757               $3.23                 786,041
security holders

Equity
compensation plans
not approved by         0                     0                     0
security holders

Total                144,757               $3.23                 786,041




                                    PROPOSAL NO. 1
                                Election of Directors

     Our entire board of directors will be elected at the annual meeting. The directors will be elected for one-year terms expiring at the next annual meeting. Our bylaws provide that our board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution. Our board has established the number of directors at five.

     Vote Required. The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. You get one vote for each of your shares of common stock for each of the directorships.

     Nominations. At the annual meeting, we will nominate as directors the persons named in this proxy statement. Although we do not know of any reason why one of these nominees might not be able to serve, our board of directors will propose a substitute nominee if any nominee is unavailable for election.


     General Information About the Nominees. All of the nominees are currently directors of ADDvantage. Each has agreed to be named in this proxy statement and to serve as director if elected. The ages listed for the nominees are as of February 10, 2006.

David E. Chymiak             Director since 1999

     David E. Chymiak, 60, has been the Chairman of our board since 1999. He is also the President and a director of our wholly owned subsidiary, Tulsat Corporation, which he and Kenneth A. Chymiak acquired in 1985. David E. Chymiak is the brother of Kenneth A. Chymiak, our President and Chief Executive Officer.

Kenneth A. Chymiak           Director since 1999

     Kenneth A. Chymiak, 59, has been our President and Chief Executive Officer since 1999. He has also been the Executive Vice President and a director of our wholly owned subsidiary, Tulsat Corporation, which he acquired with David
E. Chymiak in 1985, since 1985. Kenneth A. Chymiak is the brother of David E. Chymiak, our Chairman of the Board since 1999.

Freddie H. Gibson            Director since 1999

     Freddie H. Gibson, 58, has been with the Heat Transfer Equipment Company in Tulsa, Oklahoma since 1988. First as CEO, he has served since 1994 as the President with responsibilities for the financial and accounting controls, financial reporting, management of staff coordination and short and long-term planning. Previously, Mr. Gibson had been President of Interactive Computer Systems from 1980-1988. Also, he was the Controller and Systems Manager for two other companies and began his career with Arthur Andersen & Co. in their administrative services division. Mr. Gibson holds a Bachelor of Science degree in Business Administration from Oklahoma State University, graduating with honors.

Stephen J. Tyde              Director since 1999

     Stephen J. Tyde, 58, is the founder of The Pump & Motor Works, Inc., a re-manufacturer of industrial pumps, motors, transformers and switchgear
(to 20,000 hp). After 20 years in the turbo machinery business, Mr. Tyde started The Pump & Motor Works in 1989 and developed it to a multi-million dollar operation before his divestiture in 2001. During that time, Mr. Tyde oversaw all aspects of the company and retained personal responsibility for financial planning, reporting and controls. He continues to serve on a part time basis as Vice President. Mr. Tyde is currently the sole owner and Chief Operating Officer of P&MW Holding, Inc., an industrial real estate company. Stephen J. Tyde received an undergraduate degree in Business Administration from The Ohio State University, a Masters Degree in Business Administration from George Washington University, and has studied engineering at the University of Pittsburgh. Mr. Tyde is the Chairman of our Audit, Compensation, and Corporate Governance committees.

Henry F. McCabe              Director since 2004

     Henry F. McCabe, 83, is Chairman of the Board of McCabe Industrial Minerals Inc. in Tulsa, Oklahoma, where he has been employed since 1976. McCabe Industrial Minerals operates manufacturing and processing plants in the states of Nebraska, Kansas and Oklahoma, which provide granules for asphalt shingle manufacturers. Mr. McCabe was Co-Founder of the company in 1976 and engages in numerous other business enterprises.

                              Board of Directors

  Board Independence. The board of directors has determined that Messrs. Gibson, Tyde and McCabe have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of the American Stock Exchange ("AMEX").

  Committees of the Board. The board of directors has three committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The following describes the functions and membership of each committee and the number of times it met during our fiscal year ended September 30, 2005:

                               Audit Committee

     The functions and members of the Audit Committee are set forth below. Stephen J. Tyde is the chairman of the Audit Committee. The Audit Committee met one time during fiscal 2005. The Chairman had frequent teleconferences with the independent auditors discussing the quarterly reviews.

Functions                                                    Members
---------                                                    -------

* Selects the firm that will serve as our independent    Stephen J. Tyde
  auditors
                                                        Freddie H. Gibson
* Reviews scope and results of audits with independent
  auditors, compliance with any of our accounting        Henry F. McCabe
  policies and procedures and the adequacy of our system of internal controls

* Oversees quarterly reporting

* Performs the other functions listed in the Charter of the Audit
  Committee which may be found on our website at www.addvantagetech.com


Report of the Audit Committee
-----------------------------

     The Audit Committee of our board of directors is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under the American Stock Exchange listing standards. The Audit Committee reviews our financial reporting process on behalf of the board of directors. The Audit Committees policy is to submit all proposed non-audit services to the Audit Committee chairman, who considers and pre-approves all engagements for audit or non-audit services rendered by our independent auditors. The Audit Committee approved 100% of such services in 2005 under its pre-approval policy. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

     - reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2005, with management;

     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards, AU Section 380);

     - received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence; and

     - based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2005 for filing with the Securities and Exchange Commission (the "SEC").


       Stephen J. Tyde       Freddie H. Gibson       Henry F. McCabe


Audit Committee Financial Expert
--------------------------------

     The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an "audit committee financial expert," defined as a person who has the following attributes:

     1) an understanding of generally accepted accounting principles and financial statements;

     2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrants financial statements, or experience actively supervising one or more persons engaged in such activities;

     4)  an understanding of internal control over financial reporting; and

     5)  an understanding of audit committee functions.


The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert. Our board of directors has determined that each of the Audit Committee members is financially literate under the current AMEX listing standards. The board also determined that Stephen J. Tyde and Freddie H. Gibson, both independent directors, qualify as "audit committee financial experts" as defined by the SEC in rules adopted pursuant to the Sarbanes-Oxley Act of 2002.


                             Compensation Committee

     The functions and members of the Compensation Committee are set forth below. Stephen Tyde is Chairman of the Compensation Committee, which met one time during fiscal 2005.

Functions                                                          Members
---------                                                          -------

* Reviews and monitors performance of our                      Stephen J. Tyde
  officers

                                                              Freddie H. Gibson
* Approves compensation and benefits programs
  of our officers                                              Henry F. McCabe

Report of the Compensation Committee
------------------------------------

     The Compensation Committee of our board of directors is comprised of three directors who are not officers of the Company. The Compensation Committee is responsible for the review of the performance of our executive officers. The performance of the executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Committee does not assign relative weights to the factors considered in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Committee has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

     The Committee and the board of directors have considered other companies in the telecommunications industry and reviewed, to the extent such information was available, the compensation paid to the Chief Executive Officer and other executive officers of those companies. As a result of such review, the board of directors has, as it did the previous year, concluded that the compensation levels of the Company's executive officers are in the lower range of compensation paid by comparably situated companies. There have been no material increases in salary or other compensation paid to the executive officers in the past four fiscal years. The Committee agreed to develop a comprehensive executive compensation program to be discussed and acted upon at the next scheduled board meeting in March.

     At the present time, the Company maintains its 1998 Incentive Stock Plan for the purpose of awarding options to its directors, executive officers and other key employees. Stock options were granted to the executive officers during fiscal 2005 as described herein under "Summary Compensation Table," and to directors as described herein under "Compensation of Directors."

    The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

         Stephen J. Tyde     Freddie H. Gibson        Henry F. McCabe


         Compensation Committee Interlocks and Insider Participation

     During 2005, the Compensation Committee was comprised of Stephen J. Tyde, Freddie H. Gibson and Henry F. McCabe, all of whom are non-employee directors

                                      8
of the Company. During 2005, none of the Company's executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on the Company's Board of Directors or on its Compensation Committee.

                Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under the American Stock Exchange listing standards. A copy of the Corporate Governance and Nominating Committee Charter is posted on our website at www.addvantagetech.com.

     The functions and members of the Corporate Governance and Nominating Committee are set forth below. Stephen Tyde is Chairman of the Corporate Governance and Nominating Committee. The Committee did not meet during fiscal 2005.

Functions                                                          Members
---------                                                          -------

* Provides oversight of the governance of the board of
  directors                                                    Stephen J. Tyde
* Makes recommendations to the board as a whole concerning
  board size, make-up structure and compensation              Freddie H. Gibson
* Identifies individuals qualified to become board members
* Selects or recommends that the board select the director
  nominees to stand for election at the annual meeting of
  shareholders                                                  Henry F. McCabe
* Recommends to the whole board nominees for the positions of Chairman of the Board, chairmen of the various committees of the board, and members of the various committees of the board
* Reviewing, monitoring and approving compliance with our Code of Business Conduct and Ethics
* Considering, reviewing and approving potential conflict of interests involving board members or corporate officers


     The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination. Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of his/her willingness to serve, if elected, and evidence of the nominating persons ownership of our stock sufficient to meet any applicable stock ownership requirements set forth in our corporate governance guidelines.

     A shareholder that instead desires to nominate a person directly for election to the board must meet the deadlines and other requirements set forth in the Company's bylaws and the rules and regulations of the SEC.


     The Corporate Governance and Nominating Committee's criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full board for selection, as director nominees, are: (i) regular review of composition and size of the board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the board and qualification of members of the board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the board, in light of the size and composition of the board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

     While the Corporate Governance and Nominating Committee has not

                                      9
established specific minimum requirements for director candidates, the committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.


                                Board Meetings

     Our board held two meetings during fiscal 2005. Each director attended all meetings of the board and the committees on which he served.


              Shareholder Communication with the Board of Directors

     Communication with the board of directors should be directed to the attention of Stephen J. Tyde. Written correspondence to Mr. Tyde may be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012. All security holder communications directed to Mr. Tyde will be promptly forwarded to him. All board members are encouraged, but not required, to attend our annual meeting. Last year, four board members attended our annual meeting.

                                Code of Ethics

     We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees, and a Code of Ethics for CEO and Senior Financial Officers. Copies of our Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers are posted on our website at www.addvantagetech.com.

             Certain Relationships and Related Party Transactions

     In fiscal 1999, Chymiak Investments, L.L.C., which is owned by David E. Chymiak and Kenneth A. Chymiak, purchased from Tulsat Corporation on
September 30, 1999, the real estate and improvements comprising the headquarters and a substantial portion of the other office and warehouse space of Tulsat Corporation for a price of $1,286,000. The price represents the appraised value of the property less the sales commission and other sales expenses that would have been incurred by Tulsat Corporation if it had sold the property to a third party in an arm's-length transaction. Tulsat Corporation entered into a five-year lease commencing October 1, 1999 with Chymiak Investments, L.L.C. covering the property. This lease was renewed on October 1, 2004 and will expire on September 30, 2008.

     Chymiak Investments Inc., which is owned by Kenneth A. Chymiak and his wife, Susan C. Chymiak, owns three other properties leased to Tulsat Corporation for five-year terms (all ending in 2008).

The Company leases various properties primarily from two companies owned by David E. Chymiak and Kenneth A. Chymiak as discussed above. Future minimum lease payments under these leases are as follows:

                     2006                    $  377,640
                     2007                       360,000
                     2008                       324,000
                                             ----------

                                             $ 1,061,640
                                             ===========

Related party rental expense for the year ended September 30, 2005 was $465,840.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2004.

     Based solely on the review of copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2005, we believe that these persons have complied with all applicable filing requirements, except that, due to administrative oversight, (i) in 2005, Forms 4 reporting option grants for each of the following individuals were not timely filed: Kenneth A. Chymiak, David E. Chymiak, Stephen J. Tyde, Freddie R. Gibson, and Henry F. McCabe; and a Form 4 for Stephen J. Tyde regarding one transaction was filed one day late; (ii) in 2001 and 2002, Forms 5 (as required at that time), and in 2003 and 2004, Forms 4 (as required at that time), reporting one option grant per year for each of the following individuals were not filed: Kenneth
A. Chymiak, David E. Chymiak, Stephen J. Tyde, and Freddie R. Gibson; (iii) Henry F. McCabe did not timely file a Form 3 with respect to his holdings of common stock as of March 4, 2004, the date he became a director of the Company and one Form 4 in 2004; and (iv) Dee Cooper, Controller and Principal Accounting Officer until his resignation from the Company on July 11, 2005, did not timely file Form 3 and one Form 4. The omissions were inadvertent and the delinquent reports have been filed. Appropriate steps have been taken to educate all required filers of their obligations to file in a timely manner in the future.

              Compensation of Directors and Executive Officers

                         Compensation of Directors

     We pay our three non-employee directors $500 per quarter and $500 for each board meeting and $250 for each committee meeting or telephonic board or committee meeting the director attends. The chairman of the audit committee receives an additional $250 per quarter. In addition, directors are eligible to receive awards of options to purchase 1,000 shares of our common stock each year after the annual shareholders meeting. We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our board and any board committee. During the fiscal year ended
September 30, 2005, Henry McCabe, Fred Gibson and Steve Tyde received directors fees of $3,500, $3,500 and $4,500, respectively. All of the directors received an award of stock options to purchase 5,000 shares of common stock at an exercise price of $4.62 per share. Directors who were our employees received no additional cash compensation for their services on our board of directors.


                         Summary Compensation Table
                             Executive Officers



         Annual Compensation                             Long-Term Compensation
         -------------------                             ----------------------
                                                                   Number
                                                    Other         of Shares
                                                   Annual           under-
                                                   Compen-          lying
Name and                      Salary    Bonus      sation          Options
Principal Position      Year  ($)(1)     ($)       ($)(2)          Granted
------------------      ----  ------    -----      ------          -------
David E. Chymiak        2005 225,000     -0-       10,500           5,000
  Chairman              2004 225,000     -0-       10,837           1,000
                        2003 225,000     -0-       10,240           1,000

Kenneth A. Chymiak      2005 225,000     -0-       10,500           5,000
  President and         2004 225,000     -0-       10,837           1,000
Chief Executive Officer 2003 225,000     -0-       10,240           1,000

   ________________
  (1) These amounts represent the salaries paid to these officers by TULSAT
      Corporation, our wholly owned subsidiary.
  (2) Other annual compensation represents, in 2005, 2004, and 2002 our contributions on behalf of each of the individuals to our 401(k) Plan.

                            Option Grants During Fiscal 2005

    The following table sets forth information regarding options granted during fiscal 2005 to named executive officers.

                                                                  Potential Realizable Value
                     Shares      % of Total                       at Assumed Annual Rates of
                     Under-    Options Granted                    Stock Price Appreciation for
                 lying options to Employees in  Excercise Expiration   Option Term (2)
Name                Granted      Fiscal Year  Price ($/Sh)   Date     5%        10%
----                -------      ----------   ------------   ----     --        ---
Kenneth A. Chymiak   5,000         20.0%         $ 4.62     3/7/15  $12,376   $33,962
David E. Chymiak     5,000         20.0%         $ 4.62     3/7/15  $12,376   $33,962

(1)  These options are fully vested and exercisable at date of grant.
(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's

                                      12
Common Stock appreciates in value from the date of grant at the 5% and 10%
annualized rates prescribed by the Securities and Exchange Commission for purposes of this table and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.



                    Option Exercises and Year-End Option Value Table

    There were no stock options exercised by the named executive officers during fiscal 2005. The following table sets forth information regarding the value of unexercised stock options held by each of the named executive officers as of the year ended September 30, 2005.

                  Number of           Number of Shares of Common  Value of Unexercised In-
                    Shares           Stock Underlying Unexercised  the-money Options at
                 Acquired on Value   Options at September 30, 2004  September 30, 2004
                  Exercise  Realized  Exercisable  Unexercisable  Exercisable Unexercisable
                  --------  --------  -----------  -------------  ----------- -------------
Name
----
Kenneth A. Chymiak   -        -         10,000	       -            $8,475       -
David E. Chymiak     -        -         10,000         -            $8,475       -

                         SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the American Stock Exchange and the Index for the Nasdaq Telecommunications Stocks for the period of five fiscal years commencing October 1, 2000 and ending September 30, 2005. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 30, 2000.

[A line graph appears here depicting the cumulative total shareholder return of $100 invested in common stock of the Company as compared to $100 invested in the American Stock Exchange Index and the Nasdaq Telecommunications Stocks. The line graph begins at September 30, 2000, and plots the cumulative return at September 30, 2001, 2002, 2003, 2004 and 2005. The plot points are provided below.]

                                       Cumulative Total Return
                                      -----------------------
------------------------------------------------------------------------------
                          9/30/00  9/29/01  9/28/02  9/30/03  9/30/04  9/30/05
------------------------------------------------------------------------------
------------------------------------------------------------------------------
AEY                      $100.00   $62.96   $43.21  $234.57   $237.65  $240.12
------------------------------------------------------------------------------
------------------------------------------------------------------------------
American Stock Exchange   100.00    84.75    86.69   103.82    133.27   182.00
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Nasdaq Telecommunications 100.00    27.82    12.11    21.39     23.70    26.32
------------------------------------------------------------------------------

                                PROPOSAL NO. 2
                     Ratification Of Independent Auditors

    We recommend that you vote for the ratification of the appointment of Hogan & Slovacek.

     Our Audit Committee has selected the accounting firm of Hogan & Slovacek as our independent auditors to examine our financial statements for the fiscal year ending September 30, 2006. This engagement will be effective upon completion of the review by Tullius Taylor Sartain & Sartain LLP of the Company's Quarterly Report on Form 10-Q for the first quarterly period ended December 31, 2005. Tullius Taylor Sartain & Sartain LLP has served as our principal accountant for the most recently completed fiscal year. However, as discussed below, that firm resigned on January 17, 2006.

Change in Company's Certifying Accountant

     On January 17, 2006, the Company and the Chairman of the Audit Committee of the Company's Board of Directors were advised by letter of the same date that Tullius Taylor Sartain & Sartain LLP ("Tullius"), the principal accountant engaged to audit the Company's financial statements, would resign as the Companys independent registered public accounting firm. The effective date of the resignation is the date of completion of Tullius' review of the Company's Quarterly Report on Form 10-Q for the first quarterly period ended
December 31, 2005.

     The reports of Tullius on the Company's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainties, audit scope or accounting principles.

     The Audit Committee was informed of, but neither recommended nor approved, the termination of the client-auditor relationship with Tullius.

     During the Company's two most recent fiscal years ended
September 30, 2005, and for the period from October 1, 2005, through the date of Tullius' letter of resignation, there were no disagreements with Tullius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tullius, would have caused them to make reference to the subject matter of their disagreement in their reports on the Company's consolidated financial statements for such periods.

     During the period of October 1, 2005, through the date of Tullius' letter of resignation, there were no reportable events as defined by paragraph
(a)(1)(v) of Item 304 of Regulation S-K promulgated by the SEC.

     The Company provided Tullius with copies of both of its Current reports on Form 8-K reporting this event and asked Tullius to furnish the Company with letters addressed to the SEC stating whether Tullius agrees with the statements made by the Company and, if not, stating the respects in which it does not
agree.   Tullius furnished such letters to the Company, indicating to the SEC that it was in agreement with the Company's statements concerning Tullius.

     On January 26, 2006, the Audit Committee engaged Hogan & Slovacek to serve as the principal accountant to audit the Companys financial statements for the current fiscal year.

     During the Company's two most recent fiscal years ended
September 30, 2005, and for the period from October 1, 2005, through the date of such engagement, the Company did not consult with Hogan & Slovacek regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

PRINCIPAL ACCOUNTING FEES AND SERVICES

       Tullius served as our independent auditor from 1994 until its resignation discussed above, and it examined our financial statements for the fiscal year ended September 30, 2005. Our Audit Committee considered whether the provision of the tax services and other services by Tullius was compatible with maintaining their independence and determined that it was.

Fees Incurred by the Company for Tullius Taylor Sartain & Sartain


             Fee Category                         2005        2004
             ------------                         ----        ----

             Audit Fees (1)                    $ 66,960    $ 43,700
             Audit-Related Fees                     -           -
             Tax Fees                            12,350       5,158
             All Other Fees                       6,085      10,360
                                               --------------------
             Total                             $ 83,395    $ 59,218
                                               ====================

---------------
Notes to table:
---------------

(1) Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.


Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Before engagement of the independent registered public accounting firm for the next year's audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1. Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be

                                      16
   expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.



2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The company generally doesnt request such services from the independent registered public accounting firm.

     Before engagement, the Audit Committee pre-approves the independent registered public accounting firm's services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
1052:
     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
1057:
                 SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

    If you want to include a shareholder proposal in the proxy statement for the 2007 annual meeting, it must be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012, on or before
October 14, 2006. In addition, if you wish to present a proposal at the 2007 annual meeting that will not be included in our proxy statement and you fail to notify us by December 28, 2006, then the proxies solicited by our board for the 2007 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.


                                  OTHER MATTERS

     At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

     You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2005 at no charge by writing to us at 1221 East Houston,
Broken Arrow, Oklahoma, 74012.   This document and other information may also
be accessed from our website at www.addvantagetech.com.

     Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary. We will provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to 1221 East Houston, Broken Arrow, Oklahoma, 74012, or by calling (918) 251-9121. If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

                                         PROXY
                            ADDVANTAGE TECHNOLOGIES GROUP, INC.
                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth A. Chymiak, and David E. Chymiak, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the "Company") held of record by the undersigned on January 17, 2006 at the Annual Meeting of Shareholders of the Company to be held on March 7, 2006, and at any and all adjournments or postponements thereof.

1.   Election of directors.

[ ] FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxies as provided herein).

      Kenneth A. Chymiak     David E. Chymiak      Stephen J. Tyde
                 Freddie H. Gibson     Henry F. McCabe

[  ] WITHHOLD AUTHORITY to vote for all the nominees above.
     Instructions: To withhold authority for any individual nominee or nominees, write their name(s) here:



                (Continued and to be signed on the reverse side)













2. Proposal to ratify the appointment of Hogan & Slovacek as our independent auditors.

          [  ] FOR           [  ] AGAINST           [  ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder. If no specifications are made, this Proxy will be voted For Proposals 1 and 2. This Proxy is revocable at any time before it is exercised.

IMPORTANT: Please date this and sign this Proxy exactly as name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as
such.   If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:               , 2006

                                     Signature(s)
                                                 ------------------------------
                                     Signature(s)
                                                 ------------------------------


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.